UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Becker Farm Road Suite 103, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

240 Cedar Knolls Road, Suite 200

Cedar Knolls, New Jersey 07927

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to GLP-1 License Agreement with Novo Nordisk

On April 26, 2013, Emisphere Technologies, Inc. (“Emisphere” or the “Company”) entered into an Amendment No. 2 (the “Amendment”) to the Development and License Agreement, dated June 21, 2008, between Novo Nordisk A/S (“Novo Nordisk”) and the Company (as amended to date, the “Development Agreement”).

The Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, provides among other things that Novo Nordisk will pay $10 million to the Company as a prepayment of certain development milestone payments that would have otherwise become payable to the Company under the Development Agreement upon the initiation of Phase II and Phase III testing of an oral GLP-1 product by Novo Nordisk, in exchange for a reduction in the rate of potential future royalty payments arising from future sales of such products developed under the Development Agreement.

In connection with the consummation of the transactions contemplated by the Amendment, Novo Nordisk, the Company, and each of (i) MHR Capital Partners Master Account LP (“Master Account”), (ii) MHR Capital Partners (100) LP (“Capital Partners (100)”), (iii) MHR Institutional Partners II LP (“Institutional Partners II”), and (iv) MHR Institutional Partners IIA LP (“Institutional Partners IIA” and, together with Master Account, Capital Partners (100), Institutional Partners II, and their respective affiliates, “MHR”) entered into an Amendment and Restated Agreement, dated as of April 26, 2013 (the “Amended and Restated Agreement”) whereby, among other things, MHR consented to the Company entering into the Amendment and agreed to forbear, under certain circumstances specified in the Amended and Restated Agreement, the exercise of certain rights under that certain Pledge and Security Agreement, dated as of September 26, 2005, between the Company and MHR. A copy of the Amended and Restated Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing description of the Amendment and the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 and Exhibit 10.2, respectively.

A copy of the Company’ s press release, dated April 29, 2013, announcing the Amendment, is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Restructuring of MHR Obligations

On April 26, 2013, the Company entered into a restructuring agreement (the “Restructuring Agreement”) with MHR regarding the restructuring of the terms of the Company’s obligations under certain promissory notes issued to MHR. Specifically, the Company’s obligations to MHR include approximately $32.9 million due and payable under the 11% senior secured convertible notes issued to MHR in 2006 (collectively, the “MHR Convertible Notes”), approximately $0.6 million due and payable under certain promissory notes issued to MHR in 2010 (the “Reimbursement Notes”), and approximately $1.5 million due and payable under certain promissory notes issued to MHR in 2012 (the “Bridge Notes”). All of these obligations are either past due, as disclosed in the Company’s Current Report on Form 8-K filed on September 26, 2012, or payable on demand.

Pursuant to the Restructuring Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein, the Company and MHR agreed that, upon the satisfaction of the conditions to closing of the transactions contemplated thereby (including without limitation the receipt by the Company of the $10 million payment from Novo Nordisk described above) the MHR Convertible Notes will be amended and restated to provide for a new maturity date of September 26, 2017 (subject to acceleration upon the occurrence of certain specified events of default, including the failure to meet certain sales, performance, and manufacturing milestones specified in the amended and restated MHR Convertible Notes) and an increase in the interest rate applicable to the MHR Convertible Notes from 11% to 13% (the interest rate that has been applicable to the MHR Convertible Notes since September 26, 2012), which interest will continue to be payable in the form of additional MHR Convertible Notes rather than in cash. The restructured MHR Convertible Notes will continue to be collateralized by a first priority lien in favor of MHR on substantially all of the Company’s assets, and must be redeemed from time to time pursuant to a cash sweep of approximately 40% of the Company’s Consolidated Free Cash Flow (as defined in the amended and restated MHR Convertible Notes). The $10 million payment from Novo Nordisk disclosed above will not be subject to the cash sweep, and will be available to the Company to fund its operations.

In addition, under the terms of the Restructuring Agreement, the Company and MHR agreed, among other things, upon the closing of the transactions contemplated thereby, to:

•

Re-price the conversion rate for the restructured MHR Convertible Notes from $3.78 to $1.25 per share of common stock (subject to adjustment as described in the amended and restated MHR Convertible Notes);

•

Re-price warrants currently held by MHR to purchase approximately 12 million shares of the Company’s common stock from an average exercise price of $1.15 to $0.50 per share, and extend the expiration date of such warrants to July 6, 2019;

•	Issue to MHR additional warrants to purchase approximately 10 million shares of the Company’s common stock at an exercise price of $0.50 per share, which warrants will expire on July 6, 2019;

•

Amend and restate the Bridge Notes, formerly due on demand, to provide for a maturity date of September 26, 2017 and for such Bridge Notes to be convertible, at the option of the holder, into the Company’s common stock at a conversion rate of $0.50 per share of the Company’s common stock (subject to adjustment as described in the amended and restated Bridge Notes); and

•

Amend and restate the Reimbursement Notes, formerly due on September 26, 2012, to provide for a maturity date of April 26, 2014 and for such Reimbursement Notes to be convertible, at the option of the holder, into the Company’s common stock at a conversion rate of $0.50 per share of the Company’s common stock (subject to adjustment as described in the amended and restated Reimbursement Notes).

A special committee of the Company’s board of directors (the “Board”), composed of independent directors, negotiated the terms of the Restructuring Agreement and the transactions contemplated thereby with the advice of its legal and financial advisors, and the Restructuring Agreement was unanimously approved by the disinterested members of the Board with the unanimous affirmative recommendation of the special committee.

The foregoing description of the Restructuring Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.3.

A copy of the Company’ s press release, dated April 29, 2013, announcing the Restructuring Agreement and certain other information, is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosures concerning the Restructuring Agreement and the transactions contemplated thereby, as set forth in Item 1.01 of this Current Report on Form 8-K, are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment No. 2 to the Development License Agreement dated June 21, 2008, effective as of April 26, 2013, between Novo Nordisk A/S and Emiphere Technologies, Inc.[1]

10.2	Amended and Restated Agreement, dated as of April 26, 2013, by and among the Company, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP, and Novo Nordisk A/S

10.3	Restructuring Agreement, made as of April 26, 2013, by and among the Company, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, and MHR Institutional Partners IIA LP

99.1	Press Release of Emisphere Technologies, Inc., dated April 29, 2013

99.2	Press Release of Emisphere Technologies, Inc., dated April 29, 2013

[1]

Confidential treatment has been requested for redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

April 29, 2013	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to the Development License Agreement dated June 21, 2008, effective as of April 26, 2013, between Novo Nordisk A/S and Emiphere Technologies, Inc. [2]

10.2	Amended and Restated Agreement, dated as of April 26, 2013, by and among the Company, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP, and Novo Nordisk A/S

10.3	Restructuring Agreement, made as of April 26, 2013, by and among the Company, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, and MHR Institutional Partners IIA LP

99.1	Press Release of Emisphere Technologies, Inc., dated April 29, 2013

99.2	Press Release of Emisphere Technologies, Inc., dated April 29, 2013

[2]

Confidential treatment has been requested for redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.